As filed with the Securities and Exchange Commission on June 18, 1999

                                                 Registration No. 333-_____
	___________________________________________________________________________

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                      _________________________________

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                      _________________________________

                 BOISE CASCADE OFFICE PRODUCTS CORPORATION
           (Exact name of registrant as specified in its charter)

           Delaware                                      82-0477390
	(State or other jurisdiction of                       (I.R.S. Employer
	 incorporation or organization)                       Identification No.)

             800 West Bryn Mawr Avenue, Itasca, Illinois 60143
            (Address of Principal Executive Offices) (Zip Code)
                      _________________________________

                 BOISE CASCADE OFFICE PRODUCTS CORPORATION
                      KEY EXECUTIVE STOCK OPTION PLAN
                          (Full title of the plan)
                      _________________________________

                             JOHN W. HOLLERAN
                              General Counsel
                 Boise Cascade Office Products Corporation
                            Post Office Box 50
                          Boise, Idaho 83728-0001
                  (Name and address of agent for service)
                      _________________________________

                               208/384-6161
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
___________________________________________________________________________
                                     Proposed   Proposed
                                     Maximum    Maximum
                                     Offering   Aggregate     Amount of
Title of Securities    Amount to     Price per  Offering     Registration
 To be Registered    be Registered     Share    Price (1)       Fee (1)
___________________________________________________________________________
Common Stock,      3,500,000 shares  $11.21875  $39,265,625   $10,915.85
$.01 par value
___________________________________________________________________________
(1) The shares of Common Stock being registered will be issued in connection with the Key Executive Stock Option Plan. The aggregate offering price and registration fee have been calculated in accordance with 17 C.F.R. 230.457(h) and in accordance with Section 6(b) of the Securities Act of 1933.
___________________________________________________________________________

                 BOISE CASCADE OFFICE PRODUCTS CORPORATION
                           Cross-reference sheet

Item in           Page or Caption in Key Executive Stock Option
Form S-8          Plan Registration Statement

1........         Inapplicable

2........         Inapplicable

3........         Incorporation of Documents by Reference

4........         Description of Securities

5........         Interests of Named Experts and Counsel

6........         Indemnification of Directors and Officers

7........         Inapplicable

8........         Exhibits

9........         Undertakings

                  Incorporation of Documents by Reference

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934:

     1.  Annual Report on Form 10-K for the year ended December 31, 1998;

     2.  Interim Report on Form 10-Q for the quarter ended March 31, 1999;

     3. Definitive Proxy Statement dated March 22, 1999, used in connection with the Annual Meeting of Shareholders held on April 20, 1999; and

     4. The description of the company's common stock contained under the heading "Description of Capital Stock" in the prospectus included in the Registration Statement on Form S-1 filed with the SEC on February 22, 1995, and incorporated by reference in the Registration Statement on Form 8-A filed with the SEC on March 6, 1995.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                       Investor Relations Department
                 Boise Cascade Office Products Corporation
                         800 West Bryn Mawr Avenue
                          Itasca, Illinois 60143
                              (630) 773-5042
                            http://www.bcop.com


                         Description of Securities

     The securities covered by this Registration Statement consist of a maximum of 3,500,000 shares of the company's common stock.


                  Interests of Named Experts and Counsel

     The audited financial statements incorporated by reference in this Registration Statement were audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports accompanying the statements. These financial statements are incorporated by reference in reliance upon the authority of that firm in giving such reports as experts in accounting and auditing.

     The legality of the issuance of the common stock is being passed upon for us by John W. Holleran, our general counsel. As of March 31, 1999, Mr. Holleran held 617 shares of our common stock.



                 Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware authorizes the company to indemnify its directors and officers under specified circumstances. Our Restated Certificate of Incorporation and bylaws provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers, and employees against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arise out of their status as directors, officers, or employees.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the above provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933. These provisions are, therefore, unenforceable.

     Our directors and officers are insured, under insurance policies maintained by the company, against certain expenses incurred in the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been directors or officers (subject to policy limitations).


                                 Exhibits

     Required exhibits are listed in the Index to Exhibits and are incorporated by reference.


                               Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i)  Not applicable.

          (ii)  Not applicable.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4.  Not applicable.

     5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 29, 1999, incorporated by reference in Boise Cascade Office Products Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.


                                           /s/Arthur Andersen LLP

                                           ARTHUR ANDERSEN LLP

Boise, Idaho
June 18, 1999

                             Power of Attorney

     Each person whose signature appears below appoints Christopher C. Milliken and John W. Holleran, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this Registration Statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.


                                Signatures

     Pursuant to the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Itasca, state of Illinois, on June 18, 1999.

                              BOISE CASCADE OFFICE PRODUCTS CORPORATION


                              By /s/Christopher C. Milliken
                                 Christopher C. Milliken
                                 President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 1999.

           Signature                             Title


/s/Christopher C. Milliken                   President and
   Christopher C. Milliken              Chief Executive Officer
                                     (Principal Executive Officer)


/s/A. James Balkins III                  Senior Vice President,
    A. James Balkins III                Chief Financial Officer,
                                             and Treasurer
                                     (Principal Financial Officer)


/s/Thomas J. Jaszka                   Vice President and Controller
     Thomas J. Jaszka                (Principal Accounting Officer)

           Signature                               Title

A Majority of the Directors


/s/George J. Harad                                Director
      George J. Harad


/s/John B. Carley                                 Director
      John B. Carley


/s/James G. Connelly III                          Director
      James G. Connelly III


/s/Theodore Crumley                               Director
      Theodore Crumley


/s/Peter G. Danis Jr.                             Director
      Peter G. Danis Jr.


/s/Christopher C. Milliken                        Director
      Christopher C. Milliken


                                                  Director
      Donald E. Roller


/s/A. William Reynolds                            Director
      A. William Reynolds



Dated:  June 18, 1999

                             INDEX TO EXHIBITS
                     Filed With Registration Statement
                                on Form S-8
                           _____________________

Number                        Description                    Page Number

4            Boise Cascade Office Products Corporation
             Key Executive Stock Option Plan, as amended
             Through February 16, 1999

5 Opinion of John W. Holleran, General Counsel for the Company

15           Inapplicable

23.1         Consent of Independent Public Accountants
             (included in Registration Statement)

23.2         Consent of Counsel (included in Exhibit 5)

24           Power of Attorney (included on signature page)

99           Inapplicable